Exhibit 10.1
AMENDMENT
TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This amendment (the “Amendment”) is effective as of the 23rd day of August, 2010, and is made by and between Yadkin Valley Bank & Trust Company, a North Carolina banking corporation (hereinafter referred to as the “Bank”), and Stephen S. Robinson, an individual resident of North Carolina (hereinafter referred to as the “Officer”).
     WHEREAS, the Officer and the Bank entered into an amended and restated employment agreement, dated December 31, 2008 (the “Agreement”), whereby the Officer agreed to serve as an Executive Vice President of the Bank;
     WHEREAS, the Officer has agreed to accept a transfer of duties and now serves as a senior executive of the Bank; and
     WHEREAS, the parties desire to revise the relevant provision of the Agreement to reflect the Officer’s new position, the new term of the Agreement, and certain other changes:
     NOW, THEREFORE, the Bank and the Officer do hereby agree as follows:
     1. Paragraph 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
1. Employment. The Bank agrees to continue to employ the Officer and the Officer agrees to continue to accept employment upon the terms and conditions stated herein as a senior executive of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank, including being active in at least one civic organization in Iredell County, and perform such other duties as shall, from time to time, be reasonably assigned by President of the Bank. Upon the request of the President, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Bank duties.
     2. Paragraph 5 of the Agreement is hereby deleted in its entirety and replaced with the following:
5. Term. The term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending on December 31, 2010.
     3. Paragraph 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
(b) For and in consideration of the benefit provided by Paragraph 4(d) of this Agreement, which the Officer agrees is adequate consideration, during the term of this Agreement, or any renewals thereof, the Officer agrees he will not, within the “Restricted Area,” directly or indirectly, engage in any business that competes with the Bank or any of its subsidiaries without the prior written consent of the Bank. The Restricted Area covers the following divisible list of territories: Iredell and Elkin Counties, North Carolina and within 25 miles of any Bank office operated during the term of this Agreement. Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the-counter market.
     4. Paragraph 10 of the Agreement is hereby deleted in its entirety.
     5. All other terms and conditions of the Agreement, except as modified herein, shall remain in full force and effect and shall be binding on the parties hereto, their heirs, successors and assigns. The parties acknowledge that nothing in the Agreement shall be deemed to amend, alter, or void that certain letter agreement between the Officer and the Bank dated January 16, 2009, relating to compliance with executive compensation regulations applicable to the Bank under the U.S. Treasury’s TARP Capital Purchase Plan.
     IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed and its seal to be affixed hereunto by its officer thereunto duly authorized, and the Officer has signed and sealed this Amendment, effective as of the date first above written.

YADKIN VALLEY BANK & TRUST COMPANY
ATTEST:

By:	/s/ Patricia H. Wooten	By:	/s/ William A. Long

Name:	Patricia H. Wooten	Name:	William A. Long
		Title:	Chief Executive Officer
OFFICER

By:	/s/ Stephen S. Robinson

Stephen S. Robinson